Exhibit 10.2

PARTNERSHIP SEPARATION AGREEMENT

This Partnership Separation Agreement (this “Agreement”) is entered into as of November 2, 2012, by and among Mission West Properties, Inc., a Maryland corporation (the “Company”), Mission West Properties, L.P., a Delaware limited partnership (“MWP”), Mission West Properties, L.P. I, a Delaware limited partnership (“MWP I”), Mission West Properties, L.P. II, a Delaware limited partnership (“MWP II”), Mission West Properties, L.P. III, a Delaware limited partnership (“MWP III”), Mission West Properties, L.P. IV, a Delaware limited partnership (“MWP IV”), Mission West Properties, L.P. V, a Delaware limited partnership (“MWP V” and, together with MWP, MWP I, MWP II, MWP III and MWP IV, the “Operating Partnerships”), and each of the limited partners (the “Limited Partners”) of the Operating Partnerships.

RECITALS

A. The Company is the sole general partner of each of the Operating Partnerships. The Operating Partnerships are governed, as applicable, by those certain Amended and Restated Agreements of Limited Partnership, dated as of July 1, 1998, for each of MWP, MWP I, MWP II and MWP III, and by those certain Agreements of Limited Partnership, dated as of December 21, 2011, for each of MWP IV and MWP V (collectively, the “Partnership Agreements”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings provided in the respective Partnership Agreements.

B. The Limited Partners shown on Exhibit C and the Company own all of the units of limited partnership interest of the Operating Partnerships (“L.P. Units”) outstanding, after giving effect to the anticipated conversion (the “Conversion”) to shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), of certain L.P. Units as set forth in that certain Asset Alignment and Limited Partner Conversion Agreement of even date herewith (the “Alignment Agreement”), by and among the parties thereto provided, however, that Exhibit C will be updated upon final conversions as set forth in the Alignment Agreement;

C. The Company and the Limited Partners agree that their interests in owning, operating and managing real estate are divergent;

D. The Board of Directors of the Company (the “Board” or “Board of Directors”), upon the recommendation of the Independent Directors Committee thereof (the “Independent Directors Committee”), has determined it is in the Company’s best interests and in the best interests of the Company’s stockholders to separate the business operations of the Company from the Operating Partnerships and for the Company to withdraw as the sole general partner from each of the Operating Partnerships (the “Separation”);

E. The Separation is to be effected by the transfer of certain properties by the Operating Partnerships to the Company, the withdrawal of the Company as the sole general partner of each of the Operating Partnerships and with respect to any limited partnership interests it currently holds or acquires prior to the Closing Date, and the assumption of debt and other liabilities by the Company (the “Debt and Other Obligations”), as set forth herein on Exhibit B.

F. The Operating Partnerships desire to continue to manage the remaining property not transferred to the Company (the “Retained Property”).

G. Subject to and on the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3.1) the respective Operating Partnerships shall transfer to the Company the real properties described in the attached Exhibit A (collectively, the “Target Properties”) and certain other assets, subject to the assumption of debt and other liabilities, as more particularly described on Exhibit B, in full redemption and cancellation of the Company’s general partnership interest in each of the Operating Partnerships and any limited partnership interests of the Company in the Operating Partnerships (collectively, the “G.P. Interests”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Transfer of Property

On the Closing Date, the Operating Partnerships shall convey the Target Properties and assign certain contracts to the Company and the Company agrees to accept such Target Properties and assume such contracts, debt and other obligations as follows:

1.1 Transferred Assets. Subject to the terms, covenants and conditions of this Agreement, in exchange for the G.P. Interests, as provided herein, the Operating Partnerships shall at the Closing transfer and deliver to the Company, and the Company shall accept from the Operating Partnerships:

1.2 Real Property. Fee simple interests in all of the Land comprising the Target Properties together with the Improvements thereon, including, without limitation, all rights, privileges, servitudes, and other appurtenances related thereto, including, without limitation, all rights, title and interests of the Operating Partnerships, if any, in and to any streets, alleys or rights of way which are adjacent to such land, and subsurface and other rights below such land and any air rights above such land, if any;

1.3 Intangible Property. All intangible property owned by the Operating Partnerships, including, without limitation, any Licenses and Permits, or other intangible rights related to the Land, if any;

1.4 Personal Property; Leases; Debt and Other Obligations. The Personal Property, appurtenances, if any, Leases and Debt and Other Obligations; and

1.5 Other Assets. Without duplication, all of the Operating Partnerships’ rights, title and interests in and to the Property and all security deposits, given by tenants to secure their performance under the Leases.

1.6 Service Contracts. All of the Operating Partnerships’ third party service contracts (other than the Leases) entered into by the Operating Partnerships relating to the management, maintenance, leasing or operation of any of the Target Properties, if any, which shall be terminated as of the Closing.

1.7 Excluded Assets. The Company shall not be entitled to receive any personal property of the Operating Partnerships used for operations of the headquarters of the Company located at 10050 Bandley Drive, Cupertino, California, or its offsite storage facilities located at 1690 Memorex Drive, Santa Clara, California, and the Operating Partnerships shall retain all other real properties held by the Operating Partnerships which are not Target Properties, and other assets as set forth on Exhibit D (the “Retained Properties”), the leases, licenses and other occupancy agreements with tenants relating to the use or occupancy of any portion of any of the Retained Properties, including any amendments to the foregoing (collectively, the “Retained Leases”) and all service contracts and any and all assets that relate solely to the Retained Properties and the Retained Leases.

1.8 Qualified Non-Recourse Debt and Other Obligations. The Company shall assume certain qualified non-recourse financing (the “Loans”) and the Debt and Other Obligations. The estimated Debt and Other Obligations assumed by the Company in connection with the Target Properties is as set forth on Exhibit B. On the Closing Date, the Company and the Operating Partnerships will update Exhibit B as of the Closing Date; provided, however, that the total amount of debt and other obligations will not be adjusted.

Section 2. Allocation of Obligations

2.1 Leases and Debt and Other Obligations.

a. On the Closing Date, the Company shall assume the Loans, the Leases and the Debt and Other Obligations.

b. In addition to the liabilities and other obligations set forth in Section 2.1.a above, the Company shall be allocated such cash and additional debt and obligations sufficient to ensure that the Company receives the fair value of its respective capital accounts of each Operating Partnership, as reflected by the asset values set forth on Exhibit A, while taking into consideration the liabilities and other obligations set forth in Section 2.1a. All partners, including, but not limited to, the Company, shall be entitled to their pro rata share of the fair value of their respective capital accounts based on their underlying ownership in each respective Operating Partnership. Each Operating Partnership shall be accounted for separately and each partner in their respective Operating Partnership shall be entitled to their pro rata share of their respective fair value capital account, based on their ownership interest in the underlying Operating Partnership. In the event of an over-distribution, any excess will be returned to the Operating Partnerships. Any required adjustments will be made in accordance with capital accounts in the Operating Partnerships. These final calculations will be certified by the Company President or Chief Financial Officer and a member of the Independent Directors Committee. All fees and expenses incurred by the Company and the Operating Partnerships in connection with the transactions contemplated hereby and the other transactions and agreements contemplated by the Company through Closing and estimated post-Closing shall be allocated among the Company and the Operating Partnerships on an enterprise level basis.

c. Notwithstanding Sections 2.1.a and 2.1.b, the minimum per share price payable to stockholders of the Company shall not be less than $9.20 per share of Common Stock (as adjusted, the “Minimum Stock Price”) less the amount of any dividends distributed with respect to such shares after the date of this Agreement and after giving effect to all conversions of L.P. Units to shares of Common Stock and/or notes as of the Closing Date as set forth in the Alignment Agreement. The Minimum Stock Price is (i) based upon the facts available to the Company as of October 31, 2012 and the pro forma projections set forth in Exhibits A, B, D and E attached hereto; and (ii) subject to change due to subsequent developments related to the projections that are unknown to the Company as of the date hereof. On the Closing Date, the Company and the Operating Partnerships will update Exhibits A, B, D and E as of the Closing Date. The fair value of the capital accounts for the Limited Partners on a per L.P. Unit basis, calculated pursuant to Section 2.1 b., and adjusted in a manner consistent with any adjustments to the “Minimum Stock Price” pursuant to this paragraph, shall not be greater than the per share price payable to stockholders of the Company.

d. To the extent that the Limited Partners elect to tender greater or less than 48,504,094 L.P. Units for the Conversion, Carl Berg or any other Limited Partner that remains in the Operating Partnerships agrees to elect to convert or withdraw his election to convert with respect to the number of L.P. Units necessary such that 57,245,906 L.P. Units remain after the Conversion.

2.2 Indemnification.

a. The Company shall indemnify and hold harmless each of the Operating Partnerships, its partners and its respective directors, officers, employees and agents (collectively, the “Partnership Indemnified Parties”) from and against any claim, loss, damage, liability or expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the Partnership Indemnified Parties after the Closing Date with respect to the Target Properties and the Leases with any insurance carried by the Company, all of which will be based upon the levels of coverage and deductibles maintained by the Company as of the date of this Agreement. The Company is responsible for the payment of any deductibles.

b. The Operating Partnerships shall indemnify and hold harmless each of the Company, its stockholders, officers, directors and employees and agents, and their respective partners, directors, officers, employees and agents (collectively, the “Company Indemnified Parties”) from and against any claim, loss, damage, liability or expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the Company Indemnified Parties after the Closing Date with respect to the Retained Properties, the Retained Leases, and any contracts relating to the Retained Properties with any insurance carried by the Operating Partnerships or Company, all of which will be based upon the levels of coverage and deductibles maintained by the Operating Partnerships or Company as of the date of this Agreement. The Operating Partnerships or Company, as applicable under the policy, is responsible for the payment of any deductibles.

2.3 Retained Properties. On the Closing Date, following the conveyance of the Target Properties, the Operating Partnerships shall retain the remaining property and any all rights and obligations appurtenant thereto. The complete list of the “Retained Assets and Liabilities” is attached hereto in Exhibit D. On the Closing Date, the Company and the Operating Partnerships will update Exhibit D.

2.4 Target Properties, Other Assets, and Liabilities. Effective immediately following the conveyances on the Closing Date, the complete list of assets and liabilities of the Company received from the Operating Partnerships will be as set forth on Exhibit E. On the Closing Date, the Company and the Operating Partnerships will update Exhibit E.

Section 3. Closing Date and Escrow

3.1 Closing Date. The parties shall close the transactions contemplated by this Agreement (the “Closing”) on December 26, 2012, or such other date as is determined by the Company (the “Closing Date”).

3.2 Escrow. This Section 3, together with such additional instructions as First American Title Insurance Company, San Jose, California, Attention: Liz Zankich (the “Escrow Holder”) shall reasonably request and the parties shall agree to, shall constitute the escrow instructions to Escrow Holder. Upon Escrow Holder’s written acceptance of this Agreement, Escrow Holder is authorized and directed to act in accordance with the terms of this Agreement. The Company and the Operating Partnerships shall execute Escrow Holder’s general escrow instructions upon request; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control unless the intent to amend this Agreement is clearly stated in such additional instructions.

The escrow shall close on the Closing Date, provided that the conditions to the Closing set forth in Section 9.3 of this Agreement have been satisfied.

3.3 The Operating Partnerships’ Closing Deliverables. Each of the Operating Partnerships, as applicable, shall deliver to the Company at or before the Closing (or, in the case of the items referred to in Section 3.3a, deliver to the Escrow Holder prior to the Closing Date) the following:

a. Duly executed and acknowledged grant deeds (the “Deeds”) conveying each of the Target Properties owned by the Operating Partnership to the Company;

b. Two signed counterparts of an assignment and assumption agreement, in which each of the Operating Partnerships assigns to the Company its rights under the Leases, and the Company assumes each of the Operating Partnership’s obligations under the Leases (the “Lease Assignment and Assumption Agreement”);

c. The original Leases;

d. Cash equal to all costs of Closing and prorations to be paid by each of the respective Operating Partnerships pursuant to Sections 3.6 and 3.7;

e. Cash, Debt and Other Obligations assumed by the Company in connection with this Agreement;

f. Any agreement required by the lenders to any of the Operating Partnerships for the Operating Partnerships to assign the Debt and Other Obligations to the Company or any other person, as applicable;

g. All records and files relating to the management or operation of the Target Properties, including, without limitation, all tenant files (including correspondence), property tax bills and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by tenants of the Target Properties;

h. Such additional documents, including written escrow instructions consistent with this Agreement, as may be necessary or desirable for conveyance of the Target Properties in accordance with this Agreement; and

i. Any letters of credit in lieu of security deposits.

The Operating Partnerships shall deliver possession of the Target Properties to the Company at the Closing free and clear of rights of any parties to possession, except for the existing Leases, the Debt and other Obligations being assumed by the Company.

3.4 The Company’s Closing Deliverables. The Company shall deliver to the Operating Partnerships at or before the Closing the following:

a. Two signed counterparts of the Lease Assignment and Assumption Agreement;

b. Cash equal to the prorations to be paid by the Company pursuant to Sections 3.6 and 3.7;

c. Such additional documents, including written escrow instructions consistent with this Agreement, as may be necessary or desirable for conveyance of all of its interests in the Operating Partnerships in accordance with this Agreement; and

d. A certificate acknowledging the Company elects West Coast Venture Capital, Inc. as general partner and resigns itself as general partner of each of the Operating Partnerships.

3.5 Closing. When Escrow Holder has received all documents and funds identified in Sections 3.3 and 3.4, and has received written notification from the Company and the Operating Partnerships that the conditions to Closing to be satisfied outside of escrow have been satisfied or waived, then, and only then, Escrow Holder shall:

a. Record the Deeds;

b. To the extent not otherwise delivered to the Company outside of escrow, deliver to the Company: (i) conformed copies (showing all recording information thereon) of the Deeds; (ii) fully executed originals of the Lease Assignment and Assumption Agreement, (iii) the original Leases, and (iv) fully executed originals of the any required assumption or other agreements in connection with the Company’s assumption of the Debt and Other Obligations; and

c. Deliver to the Operating Partnerships fully executed originals of the Lease Assignment and Assumption Agreement and any required assumption or other agreements in connection with the Company’s assumption of the Loans, the Debt and Other Obligations.

If applicable, Escrow Holder shall prepare and sign closing statements showing all receipts and disbursements and deliver copies to the Company and the Operating Partnerships and shall file with the Internal Revenue Service (with copies to the Company and the Operating Partnerships) the reporting statement required under Section 6045(e) of the Internal Revenue Code.

3.6 Prorations. Subject to the other provisions of this Section 3, all receipts and disbursements of the Target Properties will be prorated as of 12:01 a.m. on the Closing Date.

a. Rents under the Leases shall be apportioned as of the Closing Date. With respect to any rent arrearages collected under the Leases after Closing, the Company shall pay to the Operating Partnerships any rent actually collected which is applicable to the period prior to and including the Closing Date.

b. The Company shall be entitled to receive the total sum of all security deposits, paid to the Operating Partnerships by tenants under any Leases.

c. All real and personal property ad valorem taxes and special assessments, if any, whether payable in installments or not, including without limitation, all supplemental taxes attributable to the period prior to and including the Closing Date for the calendar year in which the Closing occurs, shall be prorated to the Closing Date, based on the latest available tax rate and assessed valuation. If the amount of any installment of real property taxes is not known as of the Closing Date, then a proration shall be made by the parties based on a reasonable estimate of the real property taxes applicable to the particular Transferred Property.

d. All utility charges and billings for property services, including items such as landscape maintenance and the like shall be prorated as of the Closing Date and the Company shall obtain a final billing therefor.

3.7 Closing Costs. The Operating Partnerships shall pay transfer taxes, if any. The Operating Partnerships shall pay escrow fees, recording charges and all other closing costs. All other costs, if any, shall be apportioned in the customary manner for real property transactions in the applicable county where a Target Property is located.

3.8 Possession. The Operating Partnerships shall deliver exclusive right of possession of the Target Properties to the Company on the Closing Date.

Section 4. Condition of Contributed Properties

4.1 As Is, Where Is Condition. THE COMPANY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THE DEEDS, THE OPERATING PARTNERSHIPS (A) HAVE NOT MADE, (B) DO NOT MAKE, (C) SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH CLOSING, MAKE AND (D) SPECIFICALLY NEGATE AND DISCLAIM, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (I) THE VALUE OF THE TARGET PROPERTIES; (II) THE INCOME TO BE DERIVED FROM THE TARGET PROPERTIES; (III) THE SUITABILITY OF THE TARGET PROPERTIES FOR ANY AND ALL ACTIVITIES AND USES WHICH THE COMPANY MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE TARGET PROPERTIES; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE TARGET PROPERTIES; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE TARGET PROPERTIES; (VI) THE NATURE, QUALITY OR CONDITION OF THE TARGET PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY THEREOF; (VII) THE COMPLIANCE OF OR BY THE TARGET PROPERTIES OR THEIR OPERATION CONSISTENT WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AGENCY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE TARGET PROPERTIES; (IX) THE TARGET PROPERTIES’ COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH AND SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE TARGET PROPERTIES; (XI) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE TARGET PROPERTIES, INCLUDING, WITHOUT LIMITATION, ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO THE COMPANY; (XII) THE CONFORMITY OF THE TARGET PROPERTIES TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIII) ADEQUACY OR SUFFICIENCY OF ANY UNDERSHORING OF THE TARGET PROPERTIES; (XIV) ADEQUACY OR SUFFICIENCY OF ANY DRAINAGE OF THE TARGET PROPERTIES; (XV) THE FACT THAT ALL OR A PORTION OF THE TARGET

PROPERTIES MAY OR MAY NOT BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVI) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE TARGET PROPERTIES; OR (XVII) WITH RESPECT TO ANY OTHER MATTER. THE COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE TARGET PROPERTIES AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE TARGET PROPERTIES, EXCEPT FOR THE DEEDS, THE COMPANY IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE TARGET PROPERTIES AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY THE OPERATING PARTNERSHIPS. THE COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO THE COMPANY OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF THE OPERATING PARTNERSHIPS WITH RESPECT TO THE TARGET PROPERTIES WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT THE OPERATING PARTNERSHIPS HAVE NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND THE OPERATING PARTNERSHIPS MAKE NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE OPERATING PARTNERSHIPS ARE NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE TARGET PROPERTIES, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, SERVANT OR OTHER PERSON. THE COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE TARGET PROPERTIES AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS AND SUBJECT TO ALL DEFECTS, AND THAT THE OPERATING PARTNERSHIPS HAVE NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. THE COMPANY REPRESENTS, WARRANTS AND COVENANTS TO THE OPERATING PARTNERSHIPS THAT, EXCEPT FOR THE DEEDS, THE COMPANY IS RELYING SOLELY UPON THE COMPANY’S OWN INVESTIGATION OF THE TARGET PROPERTIES.

Section 5. Redemption of Partnership Interests

5.1 Effective Time. Effective as of the Closing, the Operating Partnerships shall be deemed to have transferred the Target Properties to the Company subject to the assumption of the Debt and Other Obligations as more particularly described on Exhibit B, in full redemption and cancellation of the Company’s general partnership interest in each of the Operating Partnerships and any limited partnership interests of the Company in the Operating Partnerships. Thereafter the Company shall have no ownership interest in the Operating Partnerships.

5.2 Tax Matters. The Operating Partnerships shall use all reasonable efforts to furnish to the Company and the Partners, within 60 days of the close of the current taxable year, the tax information reasonably required by the Company for its federal and state income tax returns.

Section 6. Definitions

As used in this Agreement, the following terms shall have the following meanings:

“Closing” as defined in Section 3.1.

“Closing Date” as defined in Section 3.1.

“Governmental Agency” means any local, county, state and federal governmental agencies, authorities, regulatory bodies, courts or tribunals, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

“Improvements” means the buildings, improvements and structures located on the Land, but shall expressly exclude any fixtures owned by any tenant under any Lease.

“Land” means those certain parcels of land and appurtenances thereto more particularly described on Exhibit A-1 through A-59 attached hereto, including the Operating Partnerships’ right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent to such parcels of land.

“Leases” means all leases, licenses and other occupancy agreements for the use or occupancy of any portion of any of the Target Properties, together with any amendments or modifications thereto.

“Licenses and Permits” means, collectively, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Agency in connection with the Target Property and Improvements, together with all renewals and modifications thereof, in each case to the extent transferable.

“Personal Property” means, in respect of any Target Property, all of the right, title and interest of the Operating Partnerships in and to the tangible personal property which is located at and used solely in connection with the Target Property as of the Closing Date.

“Property” means the Target Property, together with the related Personal Property, the Leases (together with any guaranties thereof and letters of credit and/or other security posted as security for obligations thereunder) and to the extent transferable, all of Operating Partnerships’ right, title, and interest in and to all tangible and intangible assets of any nature relating solely to the Property, including without limitation, (a) all warranties upon the Improvements or the Personal Property, (b) rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification and alteration of Improvements, (c) all works of art, graphic designs and other intellectual or intangible property used by Operating Partnerships in connection with the Property, including any trade name associated with the Improvements, (d) the Licenses and Permits, (e) the name “Mission West Properties” and any variants thereof and similar business or trade names, to the extent transferable, and (f) any websites or other intellectual property of Operating Partnerships, to the extent transferable.

“Title Company” means First American Title Insurance Company, San Jose, California.

Section 7. Obligations of Limited Partners. The Limited Partners consent to this Agreement and shall cooperate and, at the request of the other parties hereto, execute, deliver and/or file such other papers, instruments, notices, petitions, statements, registrations, submissions of information, applications and other documents as the other party or parties, the Title Company or Escrow Holder may reasonably request and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents, waivers and approvals of any Governmental Agency or third party required or advisable in connection with the transactions contemplated hereby) as may be reasonably necessary or desirable for effecting completely, in the most expeditious manner reasonably practicable, the consummation of this Agreement and the transactions contemplated hereby.

Section 8. General Provisions

8.1 Other Agreements Superseded; Waiver and Modification. This Agreement supersedes all prior agreements or understandings, written or oral, between the parties relating to the Company’s interest in each of the Operating Partnerships, and incorporates the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended or supplemented only by a written instrument signed by the Company and the party against whom the amendment or supplement is sought to be enforced. The party benefited by any condition or obligation may waive the same, but such waiver shall not be enforceable by another party unless made by written instrument signed by the waiving party.

8.2 Further Assurances. Each party agrees, at its own expense, to execute, acknowledge and deliver any further instruments reasonably requested by another party, and to take any other action consistent with the terms of this Agreement that may reasonably be requested by the other party, for the purpose of carrying out the terms of this Agreement.

8.3 Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, except as to matters relating to the internal actions and affairs of the Company (including the powers, rights, duties and obligations of the directors, officers and stockholders) to which Maryland law would apply, which shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any legal proceeding between the parties hereto shall take place in Santa Clara County, California.

8.4 Binding Effect; Successors; Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective transferees, assigns and other successors in interest, and nothing herein is intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder.

8.5 Counterparts. This Agreement may be executed in counterparts.

8.6 References. Unless expressly indicated to the contrary, all references herein to Sections and Exhibits refer to the specified part of this Agreement. All terms such as “herein,” “hereby” or “hereunder” refer to this Agreement as a whole.

8.7 Headings; Date. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted as though they did not appear herein.

8.8 Attorneys’ Fees. If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

8.9 Time of the Essence. Time is of the essence for purposes of this Agreement.

8.10 Independent Counsel. The Company, the Operating Partnerships and the Limited Partners each acknowledge that: (i) Pillsbury Winthrop Shaw Pittman LLP is counsel to the Company and not the Operating Partners or the Limited Partners; (ii) all parties hereto have been advised to seek their own separate counsel; and (iii) this Agreement is the result of negotiations between the parties hereto.

8.11 Termination. This Agreement may be terminated by the Company at any time prior to the Closing Date.

Section 9. Board, Stockholder and Partner Approvals

9.1. Board Approval. The Board of Directors of the Company, by resolutions duly adopted by the requisite vote provided for in the charter and bylaws of the Company (the “Charter” and the “Bylaws”, respectively), at a meeting duly called and held and at which the quorum, and the individual directors, provided for in the Charter and Bylaws were present and acting throughout as, upon recommendation of the Independent Directors Committee: (a) determined that this Agreement and the transactions contemplated hereby, and in connection herewith, are fair to, and in the best interests of, the Company and its stockholders; (b) authorized and approved this Agreement and the performance by the Company, in its own capacity and in its capacity as the general partner of each of the Operating Partnerships, of its obligations hereunder, and any other required transactions and agreements contemplated by the Company in connection herewith, (c) declared the transactions contemplated by, and in connection with, this Agreement to be advisable and in the best interests of the Company and its stockholders; (d) directed that the transactions described in, substantially upon the terms set forth in, this Agreement and the other constituent agreements, be submitted for consideration by the stockholders of the Company at a special meeting of such stockholders called for such purpose in accordance with Section 3-105 and other applicable sections of the Maryland General Corporation Law (the “MGCL”); and (e) determined to recommend that the stockholders of the Company approve this Agreement, the transactions contemplated hereby.

9.2. Partner Approval. By executing this Agreement the Company, in its capacity as general partner of each of the Operating Partnerships, and the Limited Partners of each of the Operating Partnerships authorize and approve this Agreement and the performance by such Operating Partnership of its obligations hereunder, by all necessary limited partnership action. This Agreement shall be deemed duly authorized and approved by the execution of this

Agreement by Limited Partners holding at least one-half of the L.P. Units of each of the Operating Partnership (not including L.P. Units held by the Company) and Limited Partners holding at least one-half of the total L.P. Units of all of the Operating Partnerships (not including L.P. Units held by the Company).

9.3. Stockholder Approval. The obligations of each party to consummate the transactions provided for herein are subject to and contingent upon: (a) approval by the stockholders of the Company of the transactions contemplated by this Agreement by the affirmative vote of the holders of shares of common stock of the Company entitled to cast a majority of all of the votes entitled to be cast on such matters at a stockholders meeting duly called and held for such purpose (the “Stockholder Meeting”), and (b) approval of the transactions contemplated by this Agreement by the affirmative vote of the holders of shares of common stock of the Company entitled to cast a majority of all of the votes entitled to be cast on the transactions at the Stockholder Meeting duly called and held for such purpose, disregarding (in the numerator and denominator) the following holders: (i) M West Holdings, L.P., a Delaware limited partnership; (ii) Carl E. Berg; or (iii) any person who is a member of the immediate family of Carl E. Berg or any entity which is controlled by Carl E. Berg.

[Signature Page Follows]

The parties have duly executed and delivered this Partnership Separation Agreement as of the date set forth above.

OPERATING PARTNERSHIPS:		COMPANY:

MISSION WEST PROPERTIES, L.P., a Delaware limited partnership		MISSION WEST PROPERTIES, INC., a Maryland corporation

By: Mission West Properties, Inc., a Maryland corporation, Its		By:	/s/ R.V. Marino
General Partner		Name:	R.V. Marino
		Title:	President and COO
By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. I, a Delaware limited partnership:

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. II, a Delaware limited partnership:

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. III, a Delaware limited partnership:

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

1

MISSION WEST PROPERTIES, L.P. IV, a Delaware limited partnership:

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. V, a Delaware limited partnership:

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED TO: LIMITED PARTNERS: CARL E. BERG /s/ Carl E. Berg
1981 KARA ANN BERG TRUST /s/ Clyde J. Berg
THELMER AALGAARD /s/ Thelmer Aalgaard
CLYDE J. BERG /s/ Clyde J. Berg
KARA A. BERG /s/ Kara A. Berg
BERG & BERG ENTERPRISES, INC. /s/ Carl E. Berg
BERG & BERG ENTERPRISES, LLC /s/ Carl E. Berg

WEST COAST VENTURE CAPITAL, INC. /s/ Carl E. Berg
JTK TRUST
MICHAEL L. KNAPP /s/ Michael Knapp
LEIGHTON FARGHER
MYRON CRAWFORD
STEVE ABERLE
BRIAN AALGAARD
SONYA BERG

SHERRI ZORN
KNAPP INVESTMENTS /s/ Michael Knapp
KARA ANN BERG 2011 CHARITABLE REMAINDER TRUST /s/ Carl E. Berg
CLYDE J. BERG 2011 CHARITABLE REMAINDER TRUST /s/ Clyde J. Berg
CARL AND MARY ANN BERG CHARITABLE REMAINDER TRUST /s/ Carl E. Berg

EXHIBIT A

SCHEDULE OF TARGET PROPERTIES AND OTHER ASSETS

[See attached pdf]

EXHIBIT B

SCHEDULE OF DEBT AND OTHER OBLIGATIONS

[See attached pdf]

EXHIBIT C

SCHEDULE OF LIMITED PARTNERS

Carl E. Berg and Mary Ann Berg

Clyde J. Berg

Kara Ann Berg

1981 Kara Ann Berg Trust

Thelmer and Patricia Aalgaard

Berg & Berg Enterprises, Inc.

Berg & Berg Enterprises, LLC

West Coast Venture Capital, Inc.

Exhibit D

Schedule of Retained Assets and Liabilities

[See attached pdf]

Description of Retained Properties

20605-20705 Valley Green

LEGAL DESCRIPTION

PARCEL ONE:

All that certain real property situate in the City of Cupertino, County of Santa Clara, State of California, described as follows:

Parcel 3 as shown on that certain Parcel Map filed for record August 9, 1974 in Book 344 of Maps, page 10, Santa Clara County.

Excepting therefrom the underground rights, but without surface rights of entry, as granted to the City of Cupertino by Instrument recorded January 3, 1975 in Book B233 of Official Records, page 276.

PARCEL TWO:

An easement for ingress and egress and for the installation and maintenance of public utilities over the westerly 15 feet of Parcels 1 and 2 and the easterly 15 feet of Parcel 4, as said parcels are shown on that certain Parcel Map filed for record August 9, 1974 in Book 344 of Maps, page 10, Records of Santa Clara County.

20400 Mariani

LEGAL DESCRIPTION

Real property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL TWO:

Parcel 2, as said Parcel is shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

Excepting therefrom certain underground water rights as contained in that document recorded April 12, 1991 as Document No. 10863994 of Official Records.

PARCEL TWO-A:

An easement for ingress and egress over a portion of Parcel 1 as shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

10500 N De Anza

LEGAL DESCRIPTION

Real property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel 1, as said Parcel is shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

Excepting therefrom certain underground water rights as contained in that document recorded April 12, 1991 as Document No. 10863994 of Official Records.

PARCEL ONE-A:

An easement for ingress and egress over a portion of Parcel 2 as shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

Exhibit E

Schedule of Company Assets and Liabilities

[See attached pdf]